Exhibit 16

March 22, 2007

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

Zagg Incorporated (formerly: Amerasia Khan Enterprises Ltd.) (the “Company”) provided to us a copy of the Company’s response to Item 4.01 of Form 8-K/A, dated March 22, 2007. We have read the Company’s statements included under Item 4.01 of its Form 8-K/A and we agree with such statements insofar as they relate to our firm.

Very truly yours,

 /s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP